As filed with the Securities and Exchange Commission on March 19, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Guardian Metal Resources PLC
(Exact name of Registrant as specified in its charter)
United Kingdom	1000	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	c/o Orana Corporate LLP 25 Eccleston Place London SW1W 9NF United Kingdom +(44) 20 7078 8496
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

c/o
Golden Metal Resources LLC
3800 Howard Hughes Parkway STE 1000
Las Vegas, Nevada 89169,
United States of America
+1 (702) 667-4854
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Kaplan Connie Milonakis Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States of America +1 (212) 450-4000	Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 United States of America + 1 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒
(File No. 333-293793)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE
Guardian Metal Resources PLC, an English public limited company incorporated under the laws of England and Wales (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-293793) (the “Prior Registration Statement”), which the Commission declared effective on March 19, 2026.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of ordinary shares represented by American Depositary Shares (“ADSs”) to be offered in the public offering by $11,499,310, which includes additional ordinary shares represented by ADSs that the underwriters have the option to purchase. The additional ordinary shares represented by ADSs that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed in Part II, Item 8 of this Registration Statement and filed herewith. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Exhibits and Financial Statement Schedules.
(a)
The Exhibit Index is hereby incorporated herein by reference.

EXHIBIT INDEX
Exhibit No.	Description
5.1	Opinion of Haynes and Boone CDG LLP, counsel to the Registrant, as to the validity of the ordinary shares underlying the ADSs (including consent)
23.1	Consent of PKF Littlejohn LLP an independent registered public accounting firm
23.2	Consent of RESPEC Company LLC
23.3	Consent of Argus Media Group
23.4	Consent of Haynes and Boone CDG LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-293793)
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on March 19, 2026.
GUARDIAN METAL RESOURCES PLC
By:
/s/ Oliver Friesen

Name:
Oliver Friesen

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 19, 2026 in the capacities indicated:
Name	Title
/s/ Oliver Friesen Oliver Friesen	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Benjamin James Hodges Benjamin James Hodges	Finance Director (Principal Financial Officer and Principal Accounting Officer)
* Jason Thomas Starzecki	Executive Chairman and Director
* Mark Burnett	Director
* Michael X. Schlumpberger	Director

*By:
/s/ Oliver Friesen

Oliver Friesen

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Under the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Guardian Metal Resources PLC, has signed this Registration Statement on March 19, 2026.
Golden Metal Resources LLC
By:
/s/ Jason Thomas Starzecki

Name:
Jason Thomas Starzecki

Title:
Authorized Signatory